                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                              __________________


                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  April 1, 1997
                                                          -------------



                          Evergreen Media Corporation
                      -----------------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)



                 Delaware                          75-2247099
              --------------                     --------------
              (State or Other                    (IRS Employer
              Jurisdiction of                    Identification No.)
              Incorporation)



                        433 East Las Colinas  Boulevard
                                  Suite 1130
                              Irving, Texas 75039
                      -----------------------------------
                             (Address of Principal
                               Executive Offices)


                                (972) 869-9020
                          --------------------------
                            (Registrant's telephone
                         number, including area code)
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ITEM 5.   Other Events.
          -------------

          The purpose of this Current Report on Form 8-K is to summarize a number of transactions involving Evergreen Media Corporation ("Evergreen" and collectively with its subsidiaries, the "Company") that have occurred since the filing of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996.

          On April 1, 1997, the Company consummated the acquisition of radio stations WJLB-FM and WMXD-FM, Detroit, Michigan, from Secret Communications Limited Partnership ("Secret") for an aggregate purchase price of approximately $168.0 million in cash. This acquisition was made through borrowings under a bridge loan agreement, dated April 1, 1997 (the "Detroit Bridge Facility"), entered into by the Company. The Detroit Bridge Facility was refinanced through borrowings under the New Senior Credit Facility (as defined below) and has been terminated.

          On April 3, 1997, the Company consummated the acquisition of radio station WQRS-FM, Detroit, Michigan, from Secret for an aggregate purchase price of approximately $32.0 million in cash. This acquisition was made through borrowings under the Detroit Bridge Facility. Simultaneously on that date, the Company consummated the exchange of WQRS-FM to affiliates of Greater Media Radio, Inc. ("Greater Media") in return for radio station WWRC-AM, Washington, D.C. and payment by Greater Media of $9.5 million in cash.

          On April 4, 1997, Evergreen Media Corporation of Los Angeles, a wholly-owned subsidiary of Evergreen ("EMCLA") entered into three asset purchase agreements (the "P&S Agreements") with Pacific and Southern Company, Inc., a subsidiary of Gannett Co., Inc. ("P&S"), under which EMCLA would acquire radio stations WGCI-AM and WGCI-FM, Chicago, Illinois, KKBQ-AM and KKBQ-FM, Houston, Texas and KHKS-FM, Dallas, Texas, for an aggregate purchase price of approximately $340.0 million in cash (allocated $140.0 million to WGCI-AM and WGCI-FM, $110.0 million to KKBQ-AM and KKBQ-FM, and $90.0 million to KHKS-FM), subject to an upward adjustment of up to $10.0 million, depending on the timing of the consummation of such transactions (the "Gannett Acquisition"). The P&S Agreements each contained conditions precedent to their effectiveness that the Company present satisfactory evidence of its ability to finance the acquisitions to P&S. The Company satisfied these conditions, and the P&S Agreements became effective as of April 10, 1997. On April 10, 1997, EMCLA issued letters of credit for the benefit of P&S in the aggregate amount of $34.0 million to secure EMCLA's obligations under the P&S Agreements. EMCLA has assigned its rights under the P&S Agreements to Evergreen Media Corporation of Texas, a direct, wholly-owned subsidiary of Evergreen (but not of EMCLA) ("Evergreen-Texas"). Evergreen expects that Evergreen-Texas will, upon consummation of the Gannett Acquisition, be a wholly-owned subsidiary of EMCLA. However, if EMCLA does not have sufficient borrowing capacity under its New Senior Credit Facility (as defined below) or otherwise to consummate the Gannett Acquisition, Evergreen-Texas will remain a subsidiary of Evergreen (but not of EMCLA), and, pursuant to an alternative financing facility that Evergreen has entered into with certain lenders, Evergreen will issue its common equity securities for the account of those lenders if the alternative facility is drawn upon. The Company presently expects that it will be able to consummate the Gannett Acquisition by drawing on the New Senior Credit Facility and that, as a result, Evergreen will not be required to make any draw under the alternative facility. Evergreen expects to consummate the Gannett Acquisition in the third or fourth quarter of 1997.

          On April 25, 1997, EMCLA entered into a Second Amended and Restated Senior Loan Agreement (the "New Senior Credit Facility"). Toronto Dominion (Texas), Inc. acts as Administrative Agent for the lenders that are parties to the New Senior Credit Facility. Under the New Senior Credit Facility, EMCLA increased its term and revolving loan commitments to $500,000,000 and $1,250,000,000, respectively. Upon consummation of the Agreement and Plan of Merger, dated February 19, 1997, as amended, among Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and the Company, the commitments for the term and revolver facilities will be increased by an aggregate amount of at least $400,000,000 and $300,000,000, respectively. On April 25, 1997, EMCLA borrowed funds under its New Senior Credit Facility to retire all borrowings under its prior Senior Credit Facility, to refinance the Detroit Bridge Facility and to repay in full outstanding amounts under its Amended and Restated Note Purchase Agreement, dated as of January 17, 1996, between EMCLA and Teachers Insurance and Annuity Association of America. EMCLA anticipates that it will

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use additional funds available under the New Senior Credit Facility to consummate pending acquisitions, including the Gannett Acquisition and the acquisition contemplated by the Stock Purchase Agreement, dated February 16, 1997, between EMCLA and Viacom International, Inc.

          On May 1, 1997, the Company consummated the acquisition of radio stations WDAS-AM and WDAS-FM, Philadelphia, Pennsylvania, from Beasley-FM Acquisition Corp. for an aggregate purchase price of approximately $103.0 million in cash. This acquisition was made through borrowings under the New Senior Credit Facility.

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ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------


     7(c) Exhibits
          --------

     (p)  2.23      Asset Purchase Agreement dated as of August 12, 1996 between
                            Secret Communications Limited Partnership and Evergreen Media Corporation of Los Angeles (WQRS-
                            FM). (See table of contents for list of omitted schedules and exhibits.)

     (p)  2.24      Asset Purchase Agreement dated as of August 12, 1996 between
                            Secret Communications Limited Partnership and Evergreen Media Corporation of Los Angeles. (See table of contents for list of omitted schedules.)

     (q)  2.26      Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited Partnership and Evergreen Media Corporation of Los Angeles.

     *    2.34      Asset Purchase Agreement by and between Pacific and Southern
                            Company, Inc. and Evergreen Media Corporation of Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April 4, 1997 (see table of contents for list of omitted schedules and exhibits).

     *    2.35      Asset Purchase Agreement by and between Pacific and Southern
                            Company, Inc. and Evergreen Media Corporation of Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April 4, 1997 (see table of contents for list of omitted schedules and exhibits).

     *    2.36      Asset Purchase Agreement by and between Pacific and Southern
                            Company, Inc. and Evergreen Media Corporation of Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see table of contents for list of omitted schedules and exhibits).

     *    4.10      Second Amended and Restated Loan Agreement dated as of April
                            25, 1997 among Evergreen Media Corporation of Los Angeles, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), Toronto Dominion Securities, Inc., as Arranging Agent, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, NationsBank of Texas, N.A. and Union Bank of California, as Co-Documentation Agents, and Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders, together with certain collateral documents attached thereto as exhibits, including Assignment of Partnership Interests, Assignment of Trust Interests, Borrower's Pledge Agreement, Parent Company Guaranty, Stock Pledge Agreement, Subsidiary Guaranty and Subsidiary Pledge Agreement (see table of contents for list of omitted schedules and exhibits).

___________________________

*    Filed herewith.

(p) Incorporated by reference to the identically numbered exhibit to the Company's report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               Evergreen Media Corporation



               By:      /s/ Matthew E. Devine
                    -------------------------------
                          Matthew E. Devine
                          Chief Financial Officer


Date:  May 9, 1997


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